As filed with the Securities and Exchange Commission on March 12, 2010
Registration No. 333-140565

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BRISTOW GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-0679819 (I.R.S. Employer Identification No.)

2000 W. Sam Houston Pkwy. S., Suite 1700 Houston, Texas (Address of Principal Executive Offices)	77042 (Zip Code)

BRISTOW GROUP INC. EMPLOYEE SAVINGS & RETIREMENT PLAN
(Full title of the plan)

Randall A. Stafford
Vice President and General Counsel, Corporate Secretary
2000 W. Sam Houston Pkwy, S., Suite 1700
Houston, Texas 77042
(713) 267-7600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
John D. Geddes
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002-4995
(713) 229-1234
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     Pursuant to a Registration Statement on Form S-8 (Registration No. 333-140565) (the “Registration Statement”), Bristow Group Inc. (the “Company”) registered 200,000 shares of its common stock, par value $.01 per share and associated plan interests (the “Securities”), for issuance to employees who elected to purchase shares of the Company’s common stock under the Bristow Group Inc. Employee Savings & Retirement Plan (the “401(k) Plan”). The Company has eliminated the ability of employees to purchase shares of the Company’s common stock under the 401(k) Plan. As a result, the Company has terminated the offering of the Securities pursuant to the Registration Statement, and this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all the Securities of the Company that have not been issued as of the date hereof.

Signature
     Pursuant to the requirements of the Securities Act of 1933, and Rule 478(a)(4) thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 12, 2010.

BRISTOW GROUP INC.
By:	/S/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary

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